As filed with the Securities and Exchange Commission on September 29, 1998
                                            Investment Company Act No. 811-266

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                   U.S. SECURITIES AND EXCHANGE COMMISSION,
                             Washington, D.C. 20549

                                    FORM N-2

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 28


                           TRI-CONTINENTAL CORPORATION

               Exact Name of Registrant as Specified in Charter


                  100 Park Avenue, New York, New York 10017

Address of Principal Executive Offices (Number, Street, City, State, Zip Code)


                        (212) 850-1864 or (800) 221-2450


              Registrant's Telephone Number, including Area Code


                              Frank J. Nasta, Esq.,
                       J. & W. Seligman & Co. Incorporated
                                 100 Park Avenue
                            New York, New York 10017

Name and Address (Number, Street, City, State, Zip Code) of Agent for Service

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                                EXPLANATORY NOTE

    This filing is being made for the sole purpose of filing as an Exhibit the amended By-Laws of Tri-Continental Corporation.

PART C. OTHER INFORMATION

Item 24.   Financial Statements and Exhibits


      Registrant's By-Laws, as amended through July 16, 1998, are filed herewith as Exhibit 2.b.





                                   SIGNATURES


      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 29th day of September, 1998.


                                        TRI-CONTINENTAL CORPORATION
                                              (Registrant)




                                    By:      /s/Brian T. Zino
                                             Brian T. Zino, President

                                  EXHIBIT INDEX




                  Exhibit No.               Description

                  2.b.                      Registrant's amended By-Laws